To the Board of Directors of
Stock Dividend Fund, Inc.

We have examined management's assertion about Stock
 Dividend Fund, Inc.'s compliance with
the requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the "Act") as of December 31, 2017 included in the accompanying Management Statement
Regarding Compliance with Certain Provisions of the
Investment Company Act of 1940.
Management is responsible for the Company's compliance
 with those requirements.  Our
responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence
about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstance. Included among our procedures were the
following tests performed as of December 31, 2017, and with
 respect to agreement of security
purchases and sales, for the period from January 1, 2017 through December 31, 2017.

*	Confirmation of all securities held by Charles
 Schwab & Co. in book entry form;

*	Reconciliation of all such securities to the books
and records of the Fund and Charles
Schwab & Co.;

*	Agreement of all security purchases and all security
 sales since January 1, 2017 from the
books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis
 for our opinion.  Our examination
does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Stock Dividend
 Fund, Inc. was in compliance with
the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of
1940 as of December 31, 2017 with respect to securities
 reflected in the investment account of
the Company is fairly stated, in all material respects.  This report is intended solely for the
information and use of management of Stock Dividend Fund, Inc.
 and the Securities and
Exchange Commission and should not be used for any other purpose.

PMB HELIN DONOVAN, LLP

Dallas, Texas
February 16, 2018